Exhibit 10-05

Private Placement Subscription Agreement for B.C. Residents

Name of Purchaser

 _________________________________

     (the “Purchaser”)

Address

_________________________________

City

_________________________________

Province

__________________________________

Country

__________________________________

Postal Code

__________________________________

Date

__________________________________

Payment Method

      Conversion of Debt

# Shares Purchased

__________       x US$0.50 =

   $ ____________

(the “Shares”)                                       Subscription Price

/s/: “Purchasers”

____________________

  Please make cheque payable to:

Signature of Purchaser

       “Legacy Wine & Spirits International Ltd.”

These securities have not been registered under the Securities Act of 1933(the “US Securities Act”) and may not be offered or sold in the United States or to U.S. persons (other than distributors) unless the securities are registered under the US Securities Act, or an exemption from the registration requirements of the US Securities Act is available. Hedging Transactions involving these securities may not be conducted unless in compliance with the US Securities Act.

    This Subscription is accepted for and on behalf of Legacy Wine & Spirits International Ltd.

        By: /s/: M. Scheive                                                Date: August 19, 2008

              Marc Scheive, President

1.0   Purchase and Sale of Shares

1.1   The Purchaser subscribes for and agrees to receive, as a conversion of debt, common shares of Legacy Mining Ltd., a Nevada Corporation (the “Issuer”) in the amount set out above (the “Shares”), to be recorded in the name of the Purchaser at the address set out above.

Legacy Wine & Spirits International Ltd.   385 52 Ave., Pointe-Calumet, Quebec, J0N 1G4

 Phone: 1-888-488-6882      Fax: 1-888-265-0498     E-mail:  info@legacywineandspirits.com

2.0 Representations, Warranties and Acknowledgements of the Purchaser

The Purchaser acknowledges, represents and warrants as of the date of this Agreement that:

2.1 The Purchaser is (check at least one):

- ☐ a director, executive officer, consultant or controlling shareholder of the Issuer;
- ☐ a British Columbia resident and has received a copy of the Issuer's Offering Memorandum and has signed a Risk Acknowledgment;
- ☐ a close personal friend or close business associate of a director, executive officer or controlling shareholder of the Issuer;
- ☐ a spouse, parent, grandparent, brother, sister or child of a director, executive officer or controlling shareholder of the Issuer;
- ☐ a parent, grandparent, brother, sister, or child of a spouse of a director, executive officer or controlling shareholder of the Issuer;
- ☐ an accredited investor who has either:
  - net assets of at least $5,000,000;
  - annual income of more than $200,000 (or $300,000 with spouse) in each of the last 2 years and expects to make more than $200,000 (or $300,000 with spouse) this year; or
  - alone, or with a spouse, net financial assets worth more than $1,000,000;
- ☐ a shareholder of the Issuer (prior to entering into this Agreement); or
- ☐ a company of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, persons described above in this section.

2.2 The Shares were not offered or distributed to the Purchaser through an advertisement in printed media of general and regular paid circulation, radio, television or the Internet.

2.3 The Purchaser is purchasing the Shares for the Purchaser's own account for investment purposes only and the Purchaser does not intend to resell the Shares within the next year.

2.4 The Purchaser has had a reasonable opportunity to ask questions of and receive answers from the Issuer and its officers regarding the Shares, and all such questions have been answered to the full satisfaction of the Purchaser. No oral representations or oral information furnished to the Purchaser, or relied upon by the Purchaser, in connection with the Purchaser's purchase of the Shares, were in any way inconsistent with the written material provided by the Issuer.

2.5 The Issuer has made available to the Purchaser all requested documents and records in its possession. The Purchaser acknowledges that no information furnished by the Issuer constitutes investment, accounting, legal or tax advice. The Purchaser is relying solely upon itself and its professional advisors, if any, for such advice.

2.6 The Purchaser has relied solely upon its own independent investigation in making a decision to purchase the Shares. The Shares are speculative investments which involve a substantial degree of risk with no assurance of any income from such investments and the possibility that such Shares may become worthless. The Purchaser must therefore be prepared to bear the economic risks for an indefinite period.

2.7 The Purchaser has the legal capacity and competence to enter into and execute this Agreement and to take all actions required by this Agreement.

2.8 The representations, warranties and acknowledgements of the Purchaser contained in this Section will survive the Closing (as defined below).

2.9 The Purchaser certifies that:

(a) the Purchaser is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person; or

(b) the Purchaser is a U.S. person who purchased securities in a transaction that did not require registration under the U.S. Securities Act.

2.10 The Purchaser agrees not to engage in hedging transactions with regard to the Shares unless in compliance with the US Securities Act.

3.0 **Representations, Warranties and Acknowledgements of the Issuer**

The Issuer acknowledges, represents and warrants as of the date of this Agreement that:

3.1 It is a valid and subsisting corporation duly incorporated and is in good standing under the laws of the jurisdiction in which it is incorporated.

3.2 The issuance and sale of the Shares by the Issuer does not and will not conflict with or result in any breach of any of the terms, conditions, or provisions of its constituting documents or any agreements or instruments to which the Issuer is a party.

3.3 This Agreement shall constitute a valid and binding obligation of the Issuer upon acceptance of this Agreement by any of the members of its board of directors.

3.4 The Shares, when issued, will be fully paid and non-assessable shares of the Issuer and will be issued free and clear of all liens, charges and encumbrances of any kind whatsoever, subject only to the re-sale restrictions under applicable securities laws.

4.0 **Restriction of Securities and Disposition**

4.1 **No registration**. The Purchaser acknowledges and understands that the Shares have not been registered under the US Securities Act or any other securities laws, are not qualified for resale in the U.S., and that the Shares must be held indefinitely unless subsequently registered under the US Securities Act or an exemption from such registration is available.

The Issuer shall refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the US Securities Act pursuant to registration under the US Securities Act, or pursuant to an available exemption from registration.

4.2 **Legending of the Shares**. The Purchaser also acknowledges and understands that the certificates representing the Shares will be stamped with the following legend (or substantially equivalent language) restricting transfer in the following manner: